Exhibit 2.1.c

SECOND AMENDMENT TO ASSET PURCHASE AND SALE AGREEMENT

This Second Amendment to Asset Purchase and Sale Agreement (this “Amendment”) is dated as of the 29th day of April, 2022, by and among the Seller Parties signature hereto (“Seller Parties”), Cedar Realty Trust, Inc. (“Seller Parent”), and DRA Fund X-B LLC and KPR Centers LLC (collectively, “Purchaser”, and together with Seller Parties and Seller Parent, the “Parties”).

The following sets forth the background to this Amendment:

A.
The Parties entered into an Asset Purchase and Sale Agreement dated as of March 2, 2022 (as amended, the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

B.
Schedule 4.1(h) of the Agreement refers to a right of first offer (the “ROFO”) granted by Seller to the tenant at the Kempsville Crossing Property known as Wal-Mart Stores East, LP (“Walmart”). While the Parties do not believe that the transaction contemplated by the Agreement with respect to the Kempsville Crossing property triggers the ROFO, the Parties have agreed that, at Purchaser’s request, Seller will deliver a ROFO notice to Walmart as provided in this Amendment.

C.
The Parties desire to set forth the procedure for addressing any response received by Walmart and otherwise amend the Agreement as more particularly set forth in this Amendment.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree to amend the Agreement in certain respects as follows:

1.
ROFO Notice. Within one (1) business day following the date of this Amendment, Seller shall deliver to Walmart a ROFO notice in the form attached hereto as Exhibit A (the “ROFO Notice”).

2.
Walmart Response.

a.
In the event Walmart responds to the ROFO Notice within thirty (30) days following Walmart’s receipt thereof indicating Walmart’s intention to acquire either (i) all of the membership interests in Virginia Kempsville LLC (“Kempsville Property Owner”), the Property Owner of the Kempsville Crossing Property, or (ii) the fee interest in the Kempsville Crossing Property (in either case, a “Walmart Exercise Notice”), then:

i.
if the closing on such acquisition by Walmart occurs prior to the Closing under the Agreement, then (x) the interests in Kempsville Property Owner shall no longer be “Acquired Interests” under the Agreement, (y) Purchaser or its designee shall not acquire any interests in Kempsville Property Owner or the Kempsville Crossing Property, and (z) the Purchase Price shall be reduced by the amount of the Purchase Price allocated to the Kempsville Crossing Property as set forth in the Agreement; or

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ii.
if the closing on such acquisition by Walmart does not occur prior to the Closing under the Agreement, then the interests in Kempsville Property Owner shall remain “Acquired Interests” under the Agreement and shall be acquired by Purchaser or its designee at the Closing, with no reduction in the Purchase Price; provided that, at Purchaser’s election prior to Closing, the Kempsville Crossing Property shall instead be an “Acquired Property” under the Agreement, in which case Purchaser or its designee shall acquire the fee interest in the Kempsville Crossing Property at Closing. In the event Purchaser or its designee acquires either the interests in Kempsville Property Owner or the fee interest in the Kempsville Crossing Property as provided in this Section 2(a)(ii), Purchaser or its designee shall thereafter proceed to close on Walmart’s acquisition of either the interests in Kempsville Property Owner or the fee interest in the Kempsville Crossing Property, as provided in the Walmart Exercise Notice and Purchaser or its designee shall be entitled to all proceeds payable by Walmart in connection therewith.

b.
In the event (x) Walmart responds to the ROFO Notice within thirty (30) days following Walmart’s receipt thereof indicating Walmart does not intend to acquire either the interests in Kempsville Property Owner or the fee interest in the Kempsville Crossing Property or (y) Walmart does not respond within thirty (30) days following Walmart’s receipt of the ROFO Notice, then, in either event, the interests in Kempsville Property Owner shall remain “Acquired Interests” under the Agreement and shall be acquired by Purchaser or its designee at the Closing, with no reduction in the Purchase Price; provided that, at Purchaser’s election prior to Closing, the Kempsville Crossing Property shall instead be an “Acquired Property” under the Agreement, in which case Purchaser or its designee shall acquire the fee interest in the Kempsville Crossing Property at Closing.

3.
Acquired Leasehold. The Parties agree that, for all purposes under the Agreement, the term “Acquired Leasehold” shall mean all leasehold and subleasehold interests noted on Schedule II to the Agreement; provided that any such leasehold and subleasehold interests in the Development Properties shall become “Acquired Leaseholds” only to the extent set forth in Section 5.1(l) of the Agreement. For avoidance of doubt, at Closing, the applicable Seller and Purchaser or its designee shall deliver an executed assignment of each Acquired Leasehold in the form of Exhibit J to the Agreement.

4.
Miscellaneous. Except as and to the extent expressly modified and amended herein, the Parties ratify the Agreement (which is incorporated herein by reference). The Agreement as modified and amended herein shall be binding upon the parties hereto and their respective successors and permitted assigns. This Amendment may be executed in a number of identical counterparts. If so executed, each of such counterparts shall be deemed an original for all purposes, and such counterparts shall, collectively, constitute one agreement. For purposes of this Amendment, signatures delivered by facsimile or by e-mail as a .PDF file, as well as electronic signatures shall be as binding as originals upon the parties so signing and delivering. In the event of a conflict between the terms of this Amendment and the other terms of the Agreement, the terms of this Amendment shall control.

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[Signatures appear on the next page]

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Executed as of the date first set forth above.

PURCHASER:
DRA FUND X-B LLC, a Delaware limited liability company By: /s/ David Gray Name: David Gray Title: Vice President
KPR CENTERS LLC, a Delaware limited liability company By: /s/ Daniel Kaufthal Name: Daniel Kaufthal Title: Managing Partner

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CEDAR REALTY TRUST, INC. By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

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CEDAR PCP-NEW LONDON, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

CEDAR REALTY TRUST PARTNERSHIP, L.P. By: Cedar Realty Trust, Inc., its General Partner By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

CEDAR-GROTON, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

CEDAR-JORDAN LANE, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

CEDAR CHRISTINA CROSSING LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

CSC FRANKLIN VILLAGE GP, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

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CEDAR NORWOOD, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

CEDAR-YORKTOWNE, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

CEDAR HYATTSVILLE, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

CEDAR-VALLEY PLAZA, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

OAKLAND MILLS BUSINESS TRUST By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

CEDAR-GLENWOOD HOLDING, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

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CEDAR-CARMANS LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

CEDAR QUARTERMASTER, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

CEDAR QUARTERMASTER II, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

CEDAR QUARTERMASTER III, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer:

CSC COLONIAL COMMONS PARTNERSHIP, L.P.

By: Cedar Realty Trust Partnership, L.P., its General Partner

By: Cedar Realty Trust, Inc., its General Partner

By: /s/ Jennifer L. Bitterman
Name: Jennifer L. Bitterman
Title: Chief Financial Officer

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CEDAR-TREXLER HAMILTON, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

CEDAR-TREXLER PLAZA 2, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

CEDAR TREXLER PLAZA 3, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

THE POINT ASSOCIATES, L.P.

By: Cedar Realty Trust Partnership, L.P., its General Partner

By: Cedar Realty Trust, Inc., its General Partner

By: /s/ Jennifer L. Bitterman
Name: Jennifer L. Bitterman
Title: Chief Financial Officer

PORT RICHMOND L.L.C. 1 By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

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HAMILTON FC ASSOCIATES, L.P.

By: Cedar-Hamilton, LLC, its General Partner

By: Cedar Realty Trust Partnership, L.P., its General Partner

By: Cedar Realty Trust, Inc., its General Partner

By: /s/ Jennifer L. Bitterman
Name: Jennifer L. Bitterman
Title: Chief Financial Officer

HAMILTON FC PYLON SIGN ASSOCIATES, LLC

By: Hamilton FC Associates, L.P., its sole member

By: Cedar-Hamilton, LLC, its General Partner

By: Cedar Realty Trust Partnership, L.P., its General Partner

By: Cedar Realty Trust, Inc., its General Partner

By: /s/ Jennifer L. Bitterman
Name: Jennifer L. Bitterman
Title: Chief Financial Officer

LAWNDALE I, L.P.

By: Cedar Realty Trust Partnership, L.P., its General Partner

By: Cedar Realty Trust Inc., its General Partner

By: /s/ Jennifer L. Bitterman
Name: Jennifer L. Bitterman
Title: Chief Financial Officer

ACADEMY PLAZA, L.L.C. 1 By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

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CEDAR-MEADOWS MARKETPLACE, LP

By: Cedar Realty Trust Partnership, L.P., its General Partner

By: Cedar Realty Trust, Inc., its General Partner

By: /s/ Jennifer L. Bitterman
Name: Jennifer L. Bitterman
Title: Chief Financial Officer

SWEDE SQUARE ASSOCIATES LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

CEDAR-PALMYRA, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

NEWPORT PLAZA ASSOCIATES, L.P.

By: Cedar Realty Trust Partnership, L.P., its General Partner

By: Cedar Realty Trust, Inc., its General Partner

By: /s/ Jennifer L. Bitterman
Name: Jennifer L. Bitterman
Title: Chief Financial Officer

CEDAR-CAMPBELLTOWN, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

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HALIFAX PLAZA ASSOCIATES, L.P. By: Cedar Realty Trust Partnership, L.P. By: Cedar Realty Trust, Inc. By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

CEDAR-HALIFAX LAND, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

CEDAR HALIFAX II, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

CEDAR HALIFAX III, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

CEDAR GIRARD PLAZA, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

VIRGINIA GENERAL BOOTH LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

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CEDAR SECOND MEMBER LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

CEDAR – ELMHURST, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

CEDAR-OAK RIDGE, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

CEDAR EAST RIVER PARK, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

CEDAR 301 40th STREET NE, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

CEDAR DGS GP LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

CEDAR MN OFFICE OZ MEMBER LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

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CEDAR MN OFFICE PROMOTE MEMBER LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Chief Financial Officer

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EXHIBIT A

ROFO Notice (Walmart at Kempsville Crossing)

[TO BE PLACED ON LANDLORD LETTERHEAD]

April ___, 2022

VIA OVERNIGHT MAIL AND E-MAIL

Wal-Mart Stores East, LP (Ref: Store #6226-00) 2608 SE J Street Bentonville, Arkansas 72716-5510 Attn: Virginia Realty Manager - Operations

Re: Virginia Beach (Centerville), VA, WM Store# 6226-00 - Ground Lease between Wal-Mart Stores East, LP (“Lessee”) and Virginia Kempsville LLC (“Lessor”) dated as of October 28, 2013, as amended by First Amendment to Ground Lease dated as of November 7, 2013, and as further amended by Second Amendment to Ground Lease dated as of November 4, 2014 (as amended, collectively, the “Lease”)

Dear Sir or Madam:

Please be advised that the Cedar Realty Trust, Inc. or one or more of its affiliates (collectively, “Cedar”) intends to effectuate a transaction pursuant to which 100% of the membership interests in Lessor (the “Interests”) are sold to a third party purchaser (the “Transaction”).

This notice is being given pursuant to Section 22(b) of the Lease. While we do not believe that this transaction triggers the right of first offer set forth in said Section 22(b) of the Lease (the “ROFO”), as a courtesy, Landlord is delivering this notice to you to permit Lessee the opportunity to purchase the Interests or fee title to that certain shopping center commonly known as Kempsville Crossing (and more particularly described on Exhibit A attached hereto, the “Shopping Center”) substantially in accordance with the purchase terms of the ROFO. Material terms of the Transaction are enclosed as Exhibit B herewith.

Please advise the undersigned of your intent to exercise or decline the ROFO as soon as practicable, but no event later than the time periods set forth in Section 22(b) of the Lease (i.e., thirty days from your receipt this letter). All terms of this letter shall be binding on Lessor and Lessee and their successors and/or assigns.

In the event you have any questions or need anything further, please contact the undersigned.

Sincerely,

Virginia Kempsville LLC

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By:__________________

Name:

Title:

cc:	Wal-Mart Stores East, LP Attn: Virginia, Legal Dept. (Ref: Store #6226-00) 2001 S.E. 10th Street Bentonville, Arkansas 72716-0550
Troutman Pepper LLP Attn: Pamela S. Belleman, Esquire 1001 Haxall Point Richmond, VA 23219 (Ref: Store #6226-00)

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EXHIBIT A

LEGAL DESCRIPTION OF SHOPPING CENTER

All those certain lots, piece or parcel of land, lying, situate and being in the City of Virginia

Beach, Virginia, being known, numbered and designated as Parcel B-2-1-1 (4.790 acres), more or less, and Parcel B-2-1-2 (2.616 acres), more or less, on plat entitled “Subdivision Plat of Parcels B-2-1 and B-2-2 Kempsville Crossing Center Virginia Beach, Virginia, made by American Engineering and Associates and duly recorded in the Clerk’s Office of the Circuit Court of the City of Virginia Beach, Virginia as Instrument No. 20160607000483960.

TOGETHER WITH private ingress/egress easements established in Map Book 157 at page 51, Map Book 164 at page 37, Deed Book 2559 at page 1659, and recorded in Deed Book 2210 at page 1, as amended, in the aforesaid Clerk’s Office.

LESS AND EXCEPT Parcel B-2-2-1 conveyed to Southern Bank and Trust Company, a North Carolina financial institution, by Deed dated February 22, 2021 and recorded February 25, 2021 as Instrument No. 202100016238, in the aforesaid Clerk’s Office.

NOTE FOR INFORMATIONAL PURPOSES ONLY:

Tax Map No/GPIN: 1455-91-5951-0000 – Parcel B-2-1-1 Tax Map No/GPIN: 1455-92-7152-0000 – Parcel B-2-1-2

and

All that certain lot, piece or parcel of land, lying, situate and being in the City of Virginia Beach,

Virginia, being known, numbered and designated as Parcel B-2-4, containing 0.934 acre, more or less, on plat entitled “Subdivision of Parcel B-2 (MB 157 PG 51) for Farm Fresh, Inc.”, made by Holly, Spain, Sutton & Marsh, P.C. and recorded in the Clerk’s Office of the Circuit Court of the City of Virginia Beach, in Map Book 164 at page 37.

TOGETHER WITH private ingress/egress easements established in Map Book 157 at page 51, Map Book 164 at page 37, Deed Book 2559 at page 1659, and recorded in Deed Book 2210 at page 1, as amended, in the aforesaid Clerk’s Office.

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NOTE FOR INFORMATIONAL PURPOSES ONLY:

Tax Map No/GPIN: 1455-92-5420-0000

EXHIBIT B

MATERIAL TERMS

•
Purchase Price $9,823,000

•
Seller pays 100% of transfer taxes and similar taxes.

•
Closing shall be the date that is forty-five (45) days after Lessee’s delivery of notice of its election to purchase, time being of the essence.

•
The transaction described in this letter is subject to a purchase agreement involving other properties and parties (the “Global Transaction”). Additional terms of the Global Transaction and copy of the Asset Purchase Agreement for properties including the Shopping Center can be found on the U.S. Securities and Exchange Commission’s website; as part of the Form 8-K filed by Cedar on March 3, 2022. The Seller representations can be found in such Form 8-K, and note that the representations and warranties set forth in the Asset Purchase Agreement do not survive closing except as expressly enumerated therein.

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